Exhibit 23.2

                                AUDITOR'S CONSENT




We have issued our report dated May 23, 2002 (except for Note 3 as to which the date if July 14, 2003) , accompanying the consolidated financial statements and schedule included in the annual report of The Singing Machine Company, Inc. on Form 10-K for the year ended March 31, 2003. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of The Singing Machine Company, Inc. on Form S-8 filed with the Securities and Exchange Commission ("SEC") on September 13, 2002 (File No. 333-99543) and the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 27, 2001 and amended with Post Effective Amendment No. 1 filed with the SEC on September 13, 2002 (File No. 333-59684).




/s/ SALBERG & COMPANY, P.A.
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SALBERG & COMPANY, P.A.
Boca Raton, Florida
July 15, 2003